EXHIBIT 10.1

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

by and among

SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

Attn: Loan Services

(408) 496-2429

and

XENOGEN CORPORATION

860 Atlantic Avenue

Alameda, California 94501

and

XENOGEN BIOSCIENCES CORPORATION

5 Cedar Brook Drive

Cranbury, New Jersey 08512

TOTAL CREDIT AMOUNT: $13,000,000

Page
1.	ACCOUNTING AND OTHER TERMS			- 1 -

2.	LOAN AND TERMS OF PAYMENT			- 1 -

	2.1	Credit Extensions		- 1 -

		2.1.1	Revolving Advances	- 2 -

		2.1.2	Cash Management Services Sublimit	- 2 -

		2.1.3	Letters of Credit Sublimit	- 2 -

	2.2	Overadvances		- 3 -

	2.3	Interest Rate, Payments		- 3 -

	2.4	Fees		- 3 -

3.	CONDITIONS OF LOANS			- 3 -

	3.1	Conditions Precedent to initial Credit Extensions		- 3 -

	3.2	Conditions Precedent to all Credit Extensions		- 4 -

4.	CREATION OF SECURITY INTEREST			- 4 -

	4.1	Grant of Security Interest		- 4 -

5.	REPRESENTATIONS AND WARRANTIES			- 5 -

	5.1	Due Organization and Authorization		- 5 -

	5.2	Collateral		- 5 -

	5.3	Litigation		- 6 -

	5.4	No Material Adverse Change in Financial Statements		- 6 -

	5.5	Solvency		- 6 -

	5.6	Regulatory Compliance		- 6 -

	5.7	Subsidiaries		- 6 -

	5.8	Full Disclosure		- 7 -

6.	AFFIRMATIVE COVENANTS			- 7 -

	6.1	Government Compliance		- 7 -

	6.2	Financial Statements, Reports, Certificates		- 7 -

	6.3	Inventory; Returns		- 8 -

	6.4	Taxes		- 8 -

	6.5	Insurance		- 8 -

i

(continued)

Page
	6.6	Accounts	- 9 -

	6.7	Notice of Management Change	- 9 -

	6.8	Remaining Months Liquidity	- 9 -

	6.9	Control Agreements	- 9 -

	6.10	Further Assurances	- 9 -

7.	NEGATIVE COVENANTS		- 9 -

	7.1	Dispositions	- 9 -

	7.2	Changes in Business or Business Locations	- 10 -

	7.3	Mergers or Acquisitions	- 10 -

	7.4	Indebtedness	- 10 -

	7.5	Encumbrance	- 10 -

	7.6	Distributions; Investments	- 10 -

	7.7	Transactions with Affiliates	- 11 -

	7.8	Subordinated Debt	- 11 -

	7.9	Compliance	- 11 -

8.	EVENTS OF DEFAULT		- 11 -

	8.1	Payment Default	- 11 -

	8.2	Covenant Default	- 12 -

	8.3	Material Adverse Change	- 12 -

	8.4	Attachment	- 12 -

	8.5	Insolvency	- 12 -

	8.6	Other Agreements	- 12 -

	8.7	Judgments	- 13 -

	8.8	Misrepresentations	- 13 -

	8.9	Guaranty	- 13 -

	8.10	Change of Control	- 13 -

9.	BANK’S RIGHTS AND REMEDIES		- 13 -

	9.1	Rights and Remedies	- 13 -

	9.2	Power of Attorney	- 14 -

	9.3	Accounts Collection	- 14 -

ii

(continued)

Page
	9.4	Bank Expenses	- 15 -

	9.5	Bank’s Liability for Collateral	- 15 -

	9.6	Remedies Cumulative	- 15 -

	9.7	Demand Waiver	- 15 -

	9.8	Suretyship Waivers	- 15 -

	9.9	Right of Contribution	- 17 -

10.	NOTICES		- 17 -

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER		- 17 -

12.	GENERAL PROVISIONS		- 17 -

	12.1	Successors and Assigns	- 17 -

	12.2	Indemnification	- 18 -

	12.3	Time of Essence	- 18 -

	12.4	Severability of Provision	- 18 -

	12.5	Amendments in Writing, Integration	- 18 -

	12.6	Counterparts	- 18 -

	12.7	Survival	- 18 -

	12.8	Confidentiality	- 18 -

	12.9	Attorneys’ Fees, Costs and Expenses	- 19 -

	12.10	Replacement Loan Agreement	- 19 -

13.	DEFINITIONS		- 19 -

iii

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated August 2, 2005, among SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and XENOGEN CORPORATION (“Xenogen”), a Delaware corporation, whose address is 860 Atlantic Avenue, Alameda, California 94501 and XENOGEN BIOSCIENCES CORPORATION (“XBC”), an Ohio corporation, whose address is 5 Cedar Brook Drive, Cranbury, New Jersey 08512 (individually each a “Borrower”, and separately and collectively, the “Borrowers”) provides the terms on which Bank will lend to Borrowers and Borrowers will repay Bank.

RECITALS

A. Xenogen and Bank entered into a Loan and Security Agreement, dated September 10, 2003, which has been amended by that certain Loan Modification Agreement dated March 26, 2004, that certain Loan Modification Agreement dated July 1, 2004, that certain Loan Modification Agreement dated September 30, 2004 and that certain Loan Modification Agreement dated March 31, 2005 (collectively referred to as the “Loan Agreement”).

B. Xenogen has requested that Bank amend the Loan Agreement to, among other things, increase the available amount of credit, extend the Revolving Maturity Date and add XBC, its wholly owned subsidiary, as a borrower, and Bank is willing to do so on the terms and conditions set forth herein.

C. The parties desire to amend and restate herein the Loan Agreement in its entirety to effectuate these changes and consolidate the prior modifications.

D. This Agreement shall amend, re-evidence, restate and supercede in full the Loan Agreement, but shall not evidence a novation or a release or relinquishment of the priority of the security interests granted in connection with the Loan Agreement and the other Loan Documents and other documents executed in connection with the Loan Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Borrowers and Bank agree as follows:

1. ACCOUNTING AND OTHER TERMS.

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2. LOAN AND TERMS OF PAYMENT

2.1 Credit Extensions.

Borrowers will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 Revolving Advances.

(a) Bank will make advances to Borrowers as follows:

(i) Bank will make Advances not exceeding an aggregate of $13,000,000 (the “Committed Revolving Line”), minus (A) amounts deemed outstanding under the Cash Management Services Sublimit, and minus (B) the amounts of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit).

(ii) Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(iii) Borrower may terminate this Agreement at any time by: (1) providing Bank with notice three (3) Business Days prior to such termination; (2) paying Bank all outstanding Obligations at such time (including principal and accrued interest); and (3) paying Bank a termination premium equal to the product of: (y) the Minimum Interest (calculated using the Applicable Interest Rate in effect on the effective date of such termination) multiplied by (z) the number of full or partial months remaining from the effective date of such termination through the Revolving Maturity Date.

(b) To obtain an Advance, Borrowers must notify Bank by facsimile or telephone by 12:00 noon Pacific time on the Business Day the Advance is to be made. A Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B, which shall be binding against both Borrowers and to the extent only signed by one Borrower, any representations made by the signing Borrower shall be deemed a representation made by the non-signing Borrower. Bank will credit Advances to the signing Borrower’s deposit account. Each Advance must be in a minimum amount of $100,000. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

(c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.1.2 Cash Management Services Sublimit.

Borrowers may use up to Two Million Dollars ($2,000,000) for Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.1.3 Letters of Credit Sublimit.

Bank will issue or have issued Letters of Credit (“Letters of Credit”) for Borrowers’ account not exceeding (i) the Committed Revolving Line, minus (ii) the outstanding principal balance of the Advances minus the Cash Management Sublimit; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $2,000,000. Borrowers’ outstanding reimbursement obligation hereunder will be secured by unencumbered cash on terms acceptable to Bank at any time upon the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrowers agree to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.2 Overadvances.

If Borrowers’ Obligations under Sections 2.1.1, 2.1.2, and 2.1.3 exceed the Committed Revolving Line, Borrowers must immediately pay Bank the excess.

2.3 Interest Rate, Payments.

(a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Applicable Interest Rate. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed. Commencing on June 30, 2004, regardless of the amount of Advances that may be outstanding from time to time, Borrowers shall pay Bank on a monthly basis (and on the Revolving Maturity Date) during the term of this Agreement, the greater of (i) the actual interest accrued by the Advances or (ii) the Minimum Interest.

(b) Payments. Interest due on the Committed Revolving Line is payable on the first day of each month. Bank may debit any of Borrowers’ deposit accounts including Account Number 3300374106 for principal and interest payments owing or any amounts Borrowers owe Bank. Bank will promptly notify Borrower when it debits Borrowers’ accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4 Fees.

Borrowers will pay:

(a) Loan Fee. Borrowers shall pay Bank a loan fee in the amount of $248,333, fully earned on the Closing Date and payable as follows: (i) $118,333 payable on the Closing Date and (ii) $130,000 payable on the earlier of: (1) the first anniversary of the Closing Date or (2) the termination of this Agreement. A good faith deposit of $25,000 has already been paid to Bank and will be credited to the amount due on the Closing Date.

(b) Intentionally Omitted.

(c) Bank Expenses. All Bank Expenses incurred through and after the date of this Agreement, are payable when due.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to continued Credit Extensions.

Bank’s obligation to continue making Credit Extensions is subject to the following conditions precedent:

(a) receipt by Bank of the each Borrower’s resolution authorizing the transaction in form and substance satisfactory to Bank;

(b) receipt by Bank of the Loan Fee due on the Closing Date;

(c) receipt by Bank of Xenogen’s consolidated financial projections approved by Xenogen’s Board of Directors; and

(d) receipt by Bank of all other agreement and documents that Bank may reasonably require.

3.2 Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) timely receipt of any Payment/Advance Form; and

(b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be materially true as of such date). Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest.

Borrowers grant Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each Borrower’s material duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term “Collateral” does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent such prohibition is enforceable under applicable law, including, without limitation, Section 9406 of the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained). Except as disclosed on the Schedule, neither Borrower is a party to, nor is bound by, any material license or other similar agreement that prohibits or otherwise restricts such Borrower from granting a security interest in such Borrower’s interest in such license or agreement or any other property. Without prior notice to Bank, neither Borrower shall enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on such Borrower’s business or financial condition. Borrowers shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrowers fully satisfy their Obligations. Notwithstanding anything contained in this Agreement to the contrary, the term Collateral shall not include any property that is subject to a Lien that is otherwise permitted pursuant to paragraph (c) of the definition of “Permitted Liens” and Bank agrees to execute any instruments or documents necessary to release its interest in such property and to effect the foregoing. Bank agrees to terminate its security interest and any relating UCC-1 financing statements upon payment in full, in immediately available funds, of the Obligations.

5. REPRESENTATIONS AND WARRANTIES

Borrowers, jointly and severally, hereby represent and warrant to Bank, as of the date hereof and as of the date of each Credit Extension that:

5.1 Due Organization and Authorization.

Each Borrower and each Subsidiary is duly existing and in good standing in its jurisdiction of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrowers’ formation documents, nor constitute an event of default under any material agreement by which either Borrower is bound. Borrowers are not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 Collateral.

Borrowers have good title to the Collateral, free of Liens except Permitted Liens. Borrowers have no other deposit accounts, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrowers, after the date hereof, intend to store or otherwise deliver the Collateral to such a bailee, then Borrowers will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Neither Borrower has notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3 Litigation.

Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrowers’ Responsible Officers and legal counsel, threatened by or against Borrowers or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 No Material Adverse Change in Financial Statements.

All consolidated financial statements of Xenogen (which includes each Subsidiary), delivered to Bank fairly present in all material respects Xenogen’s consolidated financial condition and its consolidated results of operations. There has not been any material deterioration in Xenogen’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 Solvency.

The fair salable value of each Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; each Borrower is not left with unreasonably small capital after the transactions in this Agreement; and each Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance.

Neither Borrower is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Neither Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrowers have complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower has violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrowers’ or any Subsidiary’s properties or assets has been used by Borrowers or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Each Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 Subsidiaries.

Borrowers do not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 Full Disclosure.

No written representation, warranty or other statement of Borrowers in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6. AFFIRMATIVE COVENANTS

On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and Borrowers have performed all of their other obligations hereunder and under each other Loan Document, Borrowers, jointly and severally, covenant and agree that:

6.1 Government Compliance.

Each Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on either Borrower’s business or operations. Borrowers will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on either Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2 Financial Statements, Reports, Certificates.

(a) Xenogen will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Xenogen’s consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Xenogen’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion that is unqualified (other than on going concern qualification) or otherwise consented to by Bank on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices generally made available to each

Borrower’s security holders or to any holders of Subordinated Debt; (iv) a prompt report of any legal actions pending or threatened against either Borrower or any Subsidiary that could result in damages or costs to such Borrower or any Subsidiary of $250,000 or more; (v) as soon as available, but no later than 45 days after the last day of each fiscal year of Xenogen, Xenogen’s consolidated financial projections for the year approved by its Board of Directors; and (vi) budgets, sales projections, operating plans or other financial information Bank reasonably requests. To the extent available, Xenogen may comply with the requirements in clauses (i), (ii) and (iii) above by delivering an email with a link to any of the required documents that have been publicly filed.

(b) Monthly, within 30 days after the last day of each month, Borrowers will deliver to Bank aged listings of accounts receivable and accounts payable, and a detailed Deferred Revenue Schedule.

(c) Within 30 days after the last day of each month, Xenogen will deliver to Bank with the monthly consolidated financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

(d) Bank has the right to audit Borrower’s Collateral at Borrowers’ expense, but the audits will be conducted no more often than once every year unless an Event of Default has occurred and is continuing.

6.3 Inventory; Returns.

Borrowers will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between any Borrower and its account debtors will follow that Borrower’s customary practices as they exist at execution of this Agreement. Borrowers must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $300,000 in the aggregate in any one fiscal year.

6.4 Taxes.

Each Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments, and will deliver to Bank, on demand, appropriate certificates attesting to the payment; provided that Borrowers or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against to the extent required by GAAP.

6.5 Insurance.

Each Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrowers will deliver certified copies of policies and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrowers’ option, be payable to the affected Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, then, at Bank’s option, proceeds payable under any policy will be payable to Bank on account of the Obligations.

6.6 Accounts.

Borrowers will maintain their primary operating accounts with Bank. Additionally, each Borrower shall maintain no less than 85% of its cash and cash equivalents in deposit or investment accounts maintained at Bank or one of Bank’s Affiliates.

6.7 Notice of Management Change.

Borrowers shall notify Bank of the following parties separation from their employment at Xenogen within 30 days of such separation: (i) David Carter, Pamela Contag, Ph.D., Anthony F. Purchio, Ph.D., William Albright.

6.8 Remaining Months Liquidity.

Xenogen will maintain, at all times, a Remaining Months Liquidity Ratio of at least (i) 4.0:1.0 until October 31, 2005 and (ii) 6.0:1.0 thereafter, measured on a rolling three-month basis.

6.9 Control Agreements.

With respect to deposit accounts or investment accounts maintained at financial institutions other than Bank, within 15 days of the opening of any such deposit account or investment account (or of the Closing Date for any deposit accounts and investment accounts existing as of the Closing Date), each Borrower will execute and deliver to Bank, control agreements in form satisfactory to Bank in order for Bank to perfect its security interest in each Borrower’s deposit accounts or investment accounts. Notwithstanding anything to the contrary herein, Bank will not require a control agreement on Borrowers’ existing Bank of America account so long as within 30 days of the Closing Date, such account is either (i) closed or (ii) set-up as an overnight sweep account to Borrowers’ primary operating account held with Bank.

6.10 Further Assurances.

Borrowers will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

9

7. NEGATIVE COVENANTS

On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and Borrowers have performed all of their other obligations hereunder and under each other Loan Document, Borrowers, jointly and severally, covenant and agree that each Borrower, as appropriate will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld:

7.1 Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business (including Transfers of the IVIS systems); (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrowers or its Subsidiaries in the ordinary course of business; (iii) of exclusive licenses of Intellectual Property entered into the ordinary course of business and approved in good faith by such Borrower’s Board of Directors, so long as: (x) such licenses are limited to specific products or processes or a specific geographic area outside of the United States or Canada; (y) the duration of any such license does not exceed 5 years; and (z) such exclusive license arrangement is not tantamount to a sale of the subject Intellectual Property; (iv) of worn-out or obsolete Equipment, (v) Transfers permitted by this Section 7, (vi) cross-licenses entered into in settlement of litigation or potential litigation; or (vii) other Transfers which in the aggregate do not exceed $250,000 in any fiscal year.

7.2 Changes in Business or Business Locations.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrowers or reasonably related thereto. Neither Borrower will, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations at which assets having a value in excess of $100,000 will be located.

7.3 Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except (A) where (i) the aggregate purchase price or other consideration for such transactions do not in the aggregate exceed $2,000,000 (provided however, that Borrowers may make a one-time acquisition valued at not more than $7,000,000 (exclusive of the $2,000,000 amount) where the consideration is not cash and Bank has reviewed, and in its sole discretion, consented to the transaction), (ii) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement, (iii) a Borrower is the surviving entity after any such acquisition (to the extent a Borrower was a party thereto), (iv) any single transaction does not result in a material reduction of either Borrower’s cash and cash equivalents or a material increase in Xenogen’s consolidated monthly cash burn, and (v) such transaction would not result in a decrease of more than 25% of Tangible Net Worth, and (B) a Subsidiary may merge or consolidate into another Subsidiary or into a Borrower.

7.4 Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6 Distributions; Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments or as permitted by Section 7.3, or permit any of its Subsidiaries to do so. Pay any dividends (other than dividends payable solely in a Borrower’s capital stock or dividends payable by XBC to Xenogen) or make any distribution or payment with respect to Xenogen’s capital stock or redeem, retire or purchase any of Xenogen’s capital stock except for (i) repurchases of stock from former employees, directors or service providers of Borrowers under the terms of applicable repurchase agreements in an aggregate amount not to exceed $150,000 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases or (ii) the conversion by Xenogen of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, and payments in cash for any fractional shares.

7.7 Transactions with Affiliates.

Directly or indirectly enter into or permit any material transaction with any Affiliate, on terms less favorable to Borrowers than would be obtained in an arm’s length transaction with a non-affiliated Person, except transactions that are in the ordinary course of either Borrower’s business.

7.8 Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision (other than an amendment extending the term of any such Subordinated Debt) in any document relating to the Subordinated Debt without Bank’s prior written consent.

7.9 Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8. EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1 Payment Default.

If Borrowers fail to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

If any Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between either Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after such Borrower’s attempts within 10 day period, and the default may be cured within a reasonable time, then such Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3 Material Adverse Change.

If there (i) occurs a material adverse change in the business operations, or condition (financial or otherwise) of Borrowers taken together; or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral (each a “Material Adverse Change”);

8.4 Attachment.

If any material portion of either Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 15 Business Days, or if either Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of such Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrowers’ assets by any government agency and not paid within 15 Business Days after either Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrowers (but no Credit Extensions will be made during the cure period);

8.5 Insolvency.

If either Borrower becomes insolvent or if either Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against a Borrower and not dismissed or stayed within 45 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 Other Agreements.

If there is a default in any agreement between either Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $500,000 or that could cause a Material Adverse Change;

8.7 Judgments.

If a money judgment(s) in the aggregate of at least $500,000 is rendered against either Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8 Misrepresentations.

If either Borrower or any Responsible Officer makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document;

8.9 Guaranty.

Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor; or

8.10 Change of Control.

If there shall be a Change of Control of Xenogen.

9. BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrowers’ benefit under this Agreement or under any other agreement between either Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrowers will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrowers grant Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e) Bank may place a “hold” on any account maintained with Bank and deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral.

(f) Apply to the Obligations any (i) balances and deposits of Borrowers it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrowers;

(g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrowers’ labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrowers’ rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(h) Dispose of the Collateral according to the Code.

9.2 Power of Attorney.

Effective only when an Event of Default occurs and continues, each Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse such Borrower’s name on any checks or other forms of payment or security; (ii) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under such Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign either Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as each Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing either Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Upon the occurrence and during the continuance of an Event of Default, Borrowers must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses.

If any Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5 Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 Demand Waiver.

Borrowers each waive demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrowers are liable.

9.8 Suretyship Waivers.

Each Borrower hereby expressly waives (A) diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting such Borrower’s liability under the Loan Documents; (B) discharge due to any disability of any Borrower; (C) any defenses of any Borrower to obligations under the Loan Documents not arising under the express terms of the Loan Documents or from a material breach thereof by Borrower which under applicable law has the effect of discharging any Borrower from the Obligations as to which this Agreement is sought to be enforced; (D) the benefit of any act or omission by Borrower which directly or indirectly results in or aids the discharge of any Borrower from any of the Obligations by operation of law or otherwise; (E) except as expressly provided herein, all notices whatsoever, including, without limitation, notice of acceptance of the incurring of the Obligations; (F) any right it may have to require Borrower to disclose to it any information that Borrower may now or hereafter acquire concerning the financial condition or any circumstances that bears on the risk of nonpayment by any other Borrower, including, without limitation, the release of such other Borrower from its Obligations hereunder; and (G) any requirement that Borrower exhaust any right, power or remedy or proceed against any other Borrower or any other security for, or any guarantor of, or any other party liable for, any of the Obligations, or any portion thereof. Each Borrower specifically agrees that it shall not be necessary or required, and Borrowers shall not be entitled to require, that Borrower (i) file suit or proceed to assert or obtain a claim for personal judgment against any other Borrower for all or any part of the Obligations; (ii) make any effort at collection or enforcement of all or any part of the Obligations from any Borrower; (iii) foreclose against or seek to realize upon any security now or hereafter existing for all or any part of the Obligations; (iv) file suit or proceed to obtain or assert a claim for personal judgment against any Borrower or any guarantor or other party liable for all or any part of the Obligations; (v) exercise or assert any other right or remedy to which Borrower is or may be entitled in connection with the Obligations or any security or guaranty relating thereto to assert; or (vi) file any claim against assets of one Borrower before or as a condition of enforcing the liability of any other Borrower under this Agreement or the Notes. Without limiting the generality of the foregoing, each

Borrower expressly waives the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848 (until such time as the Obligations are satisfied in full), 2849 (until such time as the Obligations are satisfied in full), 2850, 2899 and 1432.

WITHOUT LIMITING THE FOREGOING IN ANY WAY, EACH BORROWER HEREBY IRREVOCABLY WAIVES AND RELEASES:

(a) Any and all rights it may have at any time (whether arising directly or indirectly, by operation of law, contract or otherwise) to require the marshaling of any assets of any Borrower, which right of marshaling might otherwise arise from any such payments made or obligations performed;

(b) Until such time as the Obligations have been satisfied in full, any and all rights that would result in such Borrower being deemed a “creditor” under the bankruptcy code of any other Borrower or any other person, on account of payments made or obligations performed by such Borrower; and

(c) Until such time as the Obligations have been satisfied in full, any claim, right or remedy which it may now have or hereafter acquire against any other Borrower that arises hereunder and/or from the performance by it hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of Bank against any other Borrower or any collateral security which Bank now have or may hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise (including without limitation under section 9.9 hereof).

9.9 Right of Contribution.

Borrowers under this Agreement together desire to allocate among themselves, in a fair and equitable manner, the Obligations, provided that, with respect to a Borrower as of any date of determination, the largest amount that may be borrowed by or allocated to such Borrower is an amount that would not render its Obligations subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law. Solely for purposes of calculating the amount with respect to any Borrower for purposes of this Section 9.9, any assets or liabilities of such Borrower arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower. The allocation among Borrowers of their obligations as set forth in this Section 9.9 shall not be construed in any way to limit the liability of any Borrower hereunder or under any other Loan Document.

10. NOTICES

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. GENERAL PROVISIONS

12.1 Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrowers may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrowers, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2 Indemnification.

Each Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents, except for obligations, demands, claims, and liabilities caused by Bank’s gross negligence or willful misconduct; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and either Borrower (including reasonable attorneys fees and expenses), except for losses and Bank Expenses caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4 Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrowers and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements, other than the Non-Disclosure Agreement, dated as of June 30, 2004. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents, other than the Non-Disclosure Agreement, dated as of June 30, 2004.

12.6 Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrowers in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrowers and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.10 Replacement Loan Agreement.

So long as no Event of Default has occurred and is continuing, upon the occurrence of a Threshold Event, Bank and Borrowers agree that this Agreement shall automatically be deemed amended, restated and superseded by that certain Loan and Security Agreement attached as Exhibit D (the “New Agreement”). Borrowers agree to take any actions requested by Bank to fulfill the terms of this paragraph, but agree that, so long as no Event of Default has occurred and is continuing, the New Agreement shall be effective automatically without further action by Borrowers.

13. DEFINITIONS

In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed either Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by either Borrower and such Borrower’s Books relating to any of the foregoing.

“Applicable Interest Rate” is a per annum rate equal to the greater of: (i) 150 basis points (1.50%) above the Prime Rate or (ii) five and one half percent (5.5%). Upon the occurrence and during the continuance of an Event of Default, the Applicable Interest Rate shall be 5 percent above the rate effective immediately before the applicable Event of Default.

“Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are, as to each Borrower, all such Borrower’s books and records including ledgers, records regarding such Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Change in Control” is a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of greater than 50% of the shares of all classes of stock then outstanding of Xenogen ordinarily entitled to vote in the election of directors.

“Closing Date” is the date of this Agreement.

“Code” is the California Uniform Commercial Code as amended, revised and supplemented from time to time.

“Collateral” is the property described on Exhibit A.

“Committed Revolving Line” is as defined in Section 2.1.1(a) hereof.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension” is each Advance, Letter of Credit or any other extension of credit by Bank for Borrower’s benefit.

“Deferred Revenue” is all amounts received in advance of performance under a contract and not yet recognized as revenue.

“Eligible Accounts” are, as to each Borrower, Accounts in the ordinary course of such Borrower’s business that meet all such Borrower’s representations and warranties in Section 5; but Bank may change eligibility standards by giving a Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

(a) Accounts that the account debtor has not paid within 90 days of invoice date;

(b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

(c) Credit balances over 90 days from invoice date;

(d) Accounts for an account debtor, including Affiliates, whose total obligations to either Borrower exceed 25% of all such Borrower’s Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

(e) Accounts for which the account debtor does not have its principal place of business in the United States;

(f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

(g) Accounts for which either Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(i) Accounts for which the account debtor is either Borrower’s Affiliate, officer, employee, or agent;

(j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the account debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(k) Accounts with respect to which the goods giving rise to such Accounts have not been shipped and billed to the account debtor, the services giving rise to such Account have not been performed and accepted by the account debtor, or the Account does not otherwise represent a final sale;

(l) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services; and

(m) Accounts for which Bank reasonably determines collection to be doubtful.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which either Borrower has any interest.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“GAAP” is generally accepted accounting principles.

“Guarantor” is any present or future guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is:

(a) Copyrights, Trademarks, and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

(c) All design rights which may be available to either Borrower now or later created, acquired or held;

(d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Inventory” is, with respect to each Borrower, present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of such Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by either Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” is defined in Section 8.3.

“Minimum Interest” is an amount equal to the interest accrued (at the Applicable Interest Rate) if $8,000,000 of Advances were outstanding every day of the month immediately prior to the applicable interest payment date; provided, that, for the period commencing on the date of this Agreement to September 30, 2005, “Minimum Interest” shall be an amount equal to the interest accrued (at the Applicable Interest Rate) if $6,500,000 of Advances were outstanding every day of the month immediately prior to the applicable interest payment date.

“Modified Quick Ratio” means a ratio of unrestricted cash (and equivalents) maintained at Bank or one of its Affiliates (measured at any time) plus, Eligible Accounts plus the PFG Availability (both as measured by the most recently delivered Compliance Certificate) divided by the then total outstandings under all Credit Extensions.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrowers owe Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of either Borrower assigned to Bank.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

(e) Borrowers’ indebtedness to Bank under this Agreement or any other Loan Document;

(f) Indebtedness existing on the Closing Date and shown on the Schedule;

(g) Subordinated Debt;

(h) Indebtedness to trade creditors incurred in the ordinary course of business;

(i) Indebtedness secured by Permitted Liens;

(j) (i) Indebtedness of a Borrower to the other Borrower and Contingent Obligations of any Borrower with respect to obligations of the other Borrower (provided that the primary obligations are not prohibited hereby), (ii) Indebtedness of Xenogen to any other Subsidiary and Contingent Obligations of any other Subsidiary with respect to obligations of Xenogen (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

(k) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding One Hundred Fifty Thousand Dollars ($150,000) in the aggregate outstanding at any time; and

(l) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrowers or their Subsidiary, as the case may be.

“Permitted Investments” are:

(m) Investments shown on the Schedule and existing on the Closing Date;

(n) Marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, and (iv) any Investments permitted by Xenogen’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank;

(o) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of either Borrower;

(p) Investments accepted in connection with Transfers permitted by Section 7.1;

(q) Investments by a Borrower in or to another Borrower; Investments of Subsidiaries in or to other Subsidiaries or Borrowers; and Investments by Borrowers in Subsidiaries that are not a Borrower, in all cases, not to exceed $250,000 in the aggregate in any fiscal year;

(r) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business not to exceed $250,000 in any one fiscal year or $300,000 at any one time outstanding, and (ii) loans to employees, officers or directors or other service providers relating to the purchase of equity securities of either Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Xenogen’s Board of Directors;

(s) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(t) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrowers in any Subsidiary;

(u) Investments pursuant to investment policy guidelines approved by Xenogen’s Board of Directors and Bank set forth Exhibit E ; and

(v) Joint ventures or strategic alliances in the ordinary course of either Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrowers do not exceed $50,000 in the aggregate in any fiscal year.

“Permitted Liens” are:

(w) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(x) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which each Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(y) Purchase money Liens (i) on Equipment acquired or held by either Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(z) Licenses or sublicenses granted in the ordinary course of either Borrower’s business and any interest or title of a licensor or under any license or sublicense;

(aa) Leases or subleases granted in the ordinary course of either Borrower’s business, including in connection with such Borrower’s leased premises or leased property;

(bb) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(cc) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(dd) Liens in favor of other financial institutions arising in connection with Borrowers’ deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts;

(ee) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(ff) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business;

(gg) Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and

(hh) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PFG Availability” means the amount available to Borrower to borrow under that certain Loan and Security Agreement dated as of August 2, 2005 between Xenogen, XBC and Partners for Growth, L.P.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“R&D Collaboration” is a transaction whereby an R&D Party provides a Borrower with cash for the purpose of a research and development collaboration.

“R&D Deferred Revenue” is cash received by a Borrower from an R&D Party that due to the structure of the applicable R&D Collaboration is reflected as Deferred Revenue in that Borrower’s books.

“R&D Party” is any Person that enters into an R&D Collaboration with a Borrower.

“Remaining Months Liquidity Ratio” means a ratio of (i) (x) Xenogen’s consolidated unrestricted cash (and equivalents) maintained at Bank or one of its Affiliates plus (measured at any time) (y) 80% of Eligible Accounts (based on the most recent Compliance Certificate) minus any Obligations hereunder to (ii) Xenogen’s consolidated net income plus depreciation and amortization expenses (based on the most recent Compliance Certificate); provided, that, if Xenogen’s Modified Quick Ratio is equal to or greater than 2.0:1.0, then the amount in clause (i)(y) shall not be less than 0 for the purposes of calculating Remaining Months Liquidity Ratio.

“Responsible Officer” is, as to each Borrower, each of the Chief Executive Officer, the President, the Chief Financial Officer, Vice President of Finance and the Controller of that Borrower.

“Revolving Maturity Date” is August 2, 2007.

“Schedule” means that certain confidential letter of exceptions delivered by Borrowers to Bank on or about the date hereof.

“Subordinated Debt” is debt incurred by a Borrower subordinated to Borrowers’ indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Xenogen and its Subsidiaries (including XBC) minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Threshold Event” is a date on which Xenogen’s Modified Quick Ratio has fallen below 2.00 to 1.00.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Xenogen’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

“Trademarks” are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

*    *    *

BORROWERS:

XENOGEN CORPORATION

By:	/s/ William A. Albright
Title:	Senior Vice President and Chief Financial Officer

XENOGEN BIOSCIENCES CORPORATION

By:	/s/ William A. Albright
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Peter Scott
Title:	Senior Vice President

EXHIBIT A

The Collateral consists of all of Borrowers’ right, title and interest in and to the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is held for sale or lease, or to be furnished under a contract of service or is temporarily out of Borrower’s custody or possession or in transit and including any returns or repossession upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance, payment intangibles, and rights to payment of any kind;

All now existing and hereafter arising accounts (including health-care insurance receivables), contract rights, royalties, license rights and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrowers, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers;

All documents (including negotiable documents), cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, money, certificates of deposit, instruments (including promissory notes) and chattel paper (including tangible and electronic chattel paper) now owned or hereafter acquired and Borrowers’ Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrowers’ Books relating to the foregoing, and the computers and equipment containing said books and records, and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrowers connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrowers, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrowers that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrowers that are proceeds of the Intellectual Property.

Notwithstanding anything contained in this paragraph, the term Collateral shall not include any property that is subject to a Lien that is otherwise permitted pursuant to paragraph (c) of the definition of “Permitted Liens.”

EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12:00 NOON, P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION	DATE:
FAX#: (408) 496-2426	TIME:

FROM:	XENOGEN CORPORATION and XENOGEN BIOSCIENCES CORPORATION
CLIENT NAME (BORROWER)

REQUESTED BY:	_____________________________________________________________________________________
AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE: ______________________________________________________________________________________________

PHONE NUMBER: ___________________________________________________________________________________________

FROM ACCOUNT #	TO ACCOUNT #

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT
PRINCIPAL INCREASE (ADVANCE)	$__________________________________________
PRINCIPAL PAYMENT (ONLY)	$__________________________________________
INTEREST PAYMENT (ONLY)	$__________________________________________
PRINCIPAL AND INTEREST (PAYMENT)	$__________________________________________

OTHER INSTRUCTIONS: ____________________________________________________________________________________

________________________________________________________________________________________________________

All Borrowers’ representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

_______________________________________________________________________________________________________________________
Authorized Requester	Phone #
_______________________________________________________________________________________________________________________
Received By (Bank)	Phone #
_______________________________________________________________________________________________________________________
Authorized Signature (Bank)

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	XENOGEN CORPORATION
860 Atlantic Avenue
Alameda, California 94501

The undersigned authorized officer of XENOGEN CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned authorized officer of Borrower certifies that Borrower and each Subsidiary (i) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) does not have any legal actions pending or threatened against Borrower or any Subsidiary which Borrower has not previously notified in writing to Bank. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No

Annual (Audited)	FYE within 120 days	Yes	No

A/R, A/P Agings, Deferred Revenue Schedule	Monthly within 30 days after last day of month	Yes	No

Financial Projections	Initial and FYE within 45 days	Yes	No

A/R Audit	Annual	Yes	No

Threshold Event	Minimum	Actual	Trigger
Modified Quick Ratio	2.00:1.00	:1.00	Yes	No

Covenants	Minimum	Actual	Trigger
Remaining Months
Liquidity Ratio	6.00:1.00*	:1.00	Yes	No
* 4.00:1.00 until October 31, 2005

Borrower only has deposit accounts located at the following institutions:                                 .

Comments Regarding Exceptions: See Attached.

Sincerely,

XENOGEN CORPORATION

SIGNATURE

TITLE

DATE

EXHIBIT D

LOAN AND SECURITY AGREEMENT

(ASSET BASED FACILITY)

Silicon Valley Bank

Loan and Security Agreement

(Asset Based Facility)

Borrowers: XENOGEN CORPORATION a Delaware corporation	Address: 860 Atlantic Avenue Alameda, California 94501

XENOGEN BIOSCIENCES CORPORATION an Ohio corporation	5 Cedar Brook Drive Cranbury, New Jersey 08512

Date:    August 2, 2005

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into on the above date among SILICON VALLEY BANK (“Silicon”), whose address is 3003 Tasman Drive, Santa Clara, California 95054, Xenogen Corporation (the “Parent”), whose chief executive office is located at the above address (“Parent’s Address”) and its wholly owned subsidiary, Xenogen Biosciences Corporation (“XBC”), whose chief executive office is located at the above address (“XBC’s Address”) (Parent and XBC are individually each a “Borrower”, and separately and collectively, the “Borrowers”). The Schedule to this Agreement (the “Schedule”) shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.) This Agreement shall only become effective upon the occurrence of a Threshold Event in accordance with Section 9.19.

1. LOANS.

1.1 Loans. Silicon will make loans to Borrowers (the “Loans”) up to the amounts (the “Credit Limit”) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of Reserves for accrued interest and such other Reserves as Silicon deems proper from time to time in its good faith business judgment.

1.2 Interest. All Loans shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon’s discretion, be charged to Borrower’s loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrowers’ Deposit Accounts maintained with Silicon.

1.3 Overadvances. If at any time or for any reason the total of all outstanding Loans and all other monetary Obligations exceeds the Credit Limit (an “Overadvance”), Borrowers shall immediately pay the amount of the excess to Silicon, without notice or demand. Without limiting Borrowers’ obligations to repay to Silicon the amount of any Overadvance, Borrowers agree to pay Silicon interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

1.4 Fees. Borrowers shall pay Silicon the fees shown on the Schedule, which are in addition to all interest and other sums payable to Silicon and are not refundable.

1.5 Loan Requests. To obtain a Loan, Borrowers shall make a request to Silicon by facsimile or telephone. Loan requests received after 12:00 Noon will not be considered by Silicon until the next Business Day. Silicon may rely on any telephone request for a Loan given by a person whom Silicon believes is a Responsible Officer of either or both Borrowers, and Borrowers will indemnify Silicon for any loss Silicon suffers as a result of that reliance. Each request for a Loan shall be in a minimum amount of $100,000.

1.6 Intentionally Omitted.

2. SECURITY INTEREST.

(a) To secure the payment and performance of all of the Obligations when due, Borrowers hereby grant to Silicon a security interest in all of the following (collectively, the “Collateral”): all right, title and interest of Borrowers in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles; all Investment Property (excluding 35% of the equity interests of Subsidiaries formed in jurisdictions outside of the United States); all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrowers’ books relating to any and all of the above.

(b) Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of either Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of either Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Silicon’s security interest in such accounts and general intangibles of Borrowers that are proceeds of the Intellectual Property. Notwithstanding anything contained in this paragraph, the term Collateral shall not include any property that is subject to a Lien is otherwise permitted pursuant to paragraph (c) of the definition of “Permitted Liens.”

(c) Notwithstanding anything contained in this Section 2, the term Collateral shall not include any property that is subject to a lien that is otherwise permitted pursuant to subsection (c) of the definition of “Permitted Liens.”

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. In order to induce Silicon to enter into this Agreement and to make Loans, and except to the extent set forth in the Schedule to the Original Agreement (as defined in Section 9.19) or the Representations, Borrowers jointly and severally, represent and warrant to Silicon as follows, and Borrowers jointly and severally covenant that Borrowers will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full:

3.1 Corporate Existence and Authority. Each Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by each Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against such Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally), and (iii) do not violate either Borrower’s articles or certificate of incorporation, or such Borrower’s bylaws, or any law or any material agreement or instrument which is binding upon that Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument which is binding upon either Borrower or its property.

3.2 Name; Trade Names and Styles. The name of each Borrower set forth in the heading to this Agreement, or such other name of which such Borrower has notified Silicon in accordance with this Section 3.2, is its correct name. Listed in the Representations are all prior names of each Borrower and all of such Borrower’s present and prior trade names. Each Borrower shall give Silicon 30 days’ prior written notice before changing its name or doing business under any other name other than Xenogen. Each Borrower has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change.

3.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement (or such other address of which each Borrower has given notice pursuant to this Section 3.3) is the applicable Borrower’s chief executive office. In addition, each Borrower has places of business and Collateral is located only at the locations set forth in the Representations (or such other address of which either Borrower has given notice pursuant to this Section 3.3). Borrowers will give Silicon at least 30 days prior written notice before opening any additional place of business, changing either Borrower’s chief executive office, or moving any of the Collateral to a location other than a Borrower’s Address or one of the locations set forth in the Representations (or such other address of which Borrowers have given notice pursuant to this Section 3.3), except that Borrowers may maintain sales offices in the ordinary course of business at which not more than a total of $100,000 fair market value of Equipment is located.

3.4 Title to Collateral; Perfection; Permitted Liens.

(a) Borrowers are now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased to Borrowers. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrowers will at all times defend Silicon and the Collateral against all claims of others.

(b) Borrowers have set forth in the Representations all of Borrowers’ Deposit Accounts, and each Borrower will give Silicon five Business Days advance written notice before establishing any new Deposit Accounts with a bank other than Silicon and will cause the institution where any such new Deposit Account is maintained to execute and deliver to Silicon a control agreement in form sufficient to perfect Silicon’s security interest in the Deposit Account and otherwise satisfactory to Silicon in its good faith business judgment. Nothing herein limits any requirements which may be set forth in the Schedule as to where Deposit Accounts will be maintained.

(c) In the event that either Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting and in which the potential recovery exceeds $100,000, such Borrower shall promptly notify Silicon thereof in writing and provide Silicon with such information regarding the same as Silicon shall request (unless providing such information would waive the Borrower’s attorney-client privilege). Such notification to Silicon shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to Silicon, and Borrowers shall execute and deliver all such documents and take all such actions as Silicon shall request in connection therewith.

(d) None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Neither Borrower is, nor will it become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair either Borrower’s right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest, Borrowers shall, whenever requested by Silicon, use their commercially reasonable efforts to cause such third party to execute and deliver to Silicon, in form acceptable to Silicon, such waivers and subordinations as Silicon shall specify in its good faith business judgment. Each Borrower will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

3.5 Maintenance of Collateral. Borrowers will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Borrowers will not use the Collateral for any unlawful purpose. Borrowers will promptly advise Silicon in writing of any material loss or damage to the Collateral.

3.6 Books and Records. Each Borrower has maintained and will maintain at Parent’s Address complete and accurate books and records sufficient to prepare financial statements in accordance with GAAP.

3.7 Financial Condition, Statements and Reports. Subject to the absence of footnotes and year-end adjustments in the case of interim financial statements, all financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present in all material respects the results of operations and financial condition of Parent and its consolidated Subsidiaries (including XBC), in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no Material Adverse Change.

3.8 Tax Returns and Payments; Pension Contributions. Parent has timely filed, and will timely file, all required tax returns except where failure to file would not reasonably be expected to cause a Material Adverse Change and reports, and Parent has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Parent on a consolidated basis, except where such unpaid taxes, assessment, deposits and contributions do not exceed $100,000 in the aggregate and either: (y) cannot result in the imposition of a lien over such Borrower’s assets or (z) cannot result in a Material Adverse Change. Notwithstanding the foregoing, either Borrower may, however, defer payment of any contested taxes, provided that such Borrower (i) in good faith contests such Borrower’s obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Neither Borrower is aware of any claims or adjustments proposed for any of such Borrower’s prior tax years which could result in additional taxes becoming due and payable by such Borrower in an amount that could reasonably be expected to cause a Material Adverse Change. Each Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and each Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Borrower in an amount that could reasonably be expected to cause a Material Adverse Change, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

3.9 Compliance with Law. Each Borrower has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to such Borrower, including, but not limited to, those relating to such Borrower’s ownership of real or personal property, the conduct and licensing of Borrower’s business, and all environmental matters, except where failure to do so could not reasonably be expected to cause a Material Adverse Change.

3.10 Litigation. There is no claim, suit, litigation, proceeding or investigation pending or (to Borrower’s knowledge) threatened against either Borrower in any court or before any governmental agency which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Borrowers will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrowers involving any single claim of $250,000 or more, or involving $750,000 or more in the aggregate.

3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes. Borrowers are not purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any “margin stock” or to extend credit to others for the purpose of purchasing or carrying any “margin stock.”

4. ACCOUNTS.

4.1 Representations Relating to Accounts. Borrowers jointly and severally, represent and warrant to Silicon as follows: Each Account with respect to which Loans are requested by Borrowers shall, on the date each Loan is requested and made, (i) represent an undisputed bona fide existing unconditional obligation of the Account

Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, or the licensing of Intellectual Property, in the ordinary course of each Borrower’s business, and (ii) meet the Minimum Eligibility Requirements set forth in Section 8 below.

4.2 Representations Relating to Documents and Legal Compliance. Borrowers, jointly and severally, represent and warrant to Silicon as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents and all of Borrowers’ books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of each Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by equitable principles regardless of whether enforcement is sought in equity or at law.

4.3 Schedules and Documents relating to Accounts. Borrowers shall deliver to Silicon transaction reports and schedules of collections, as provided in the Schedule, on Silicon’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Silicon’s security interest and other rights in all of Borrowers’ Accounts, nor shall Silicon’s failure to advance or lend against a specific Account affect or limit Silicon’s security interest and other rights therein. If requested by Silicon, Borrowers shall furnish Silicon with copies (or, at Silicon’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and each Borrower warrants the genuineness of all of the foregoing. Borrowers shall also furnish to Silicon an aged accounts receivable trial balance as provided in the Schedule. In addition, Borrowers shall deliver to Silicon, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

4.4 Collection of Accounts. Each Borrower shall have the right to collect all Accounts owing to such Borrower, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, each Borrower shall hold all payments on, and proceeds of, Accounts in trust for Silicon. Borrowers shall immediately notify and direct all of the such Borrower’s Account Debtor’s to make all payment’s for the Accounts to a lockbox account established with Silicon (“Lockbox”) or to wire transfer payments to a cash collateral account that Silicon controls. It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within 30 days of the effective date of this Agreement.

4.5 Remittance of Proceeds. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrowers to Silicon in the original form in which received by either Borrower not later than the following Business Day after receipt by such Borrower, to be applied to the Obligations in such order as Silicon shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrowers shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrowers in good faith in an arm’s length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year). Each Borrower agrees that it will not commingle proceeds of Collateral with any of such Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.6 Disputes. Borrowers shall notify Silicon promptly of all disputes or claims relating to Accounts. Neither Borrower shall forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, except that Borrowers may do so, provided that: (i) Borrowers do so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm’s length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts, settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit.

4.7 Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to either Borrower, such Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrowers shall hold the returned Inventory in trust for Silicon, and immediately notify Silicon of the return of the Inventory.

4.8 Verification. Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

4.9 No Liability. Silicon shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrowers’ obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5. ADDITIONAL DUTIES OF BORROWERS.

5.1 Financial and Other Covenants. Borrowers shall at all times comply with the financial and other covenants set forth in the Schedule.

5.2 Insurance. Each Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require and that are customary and in accordance with standard practices for each Borrower’s industry and locations, and each Borrower shall provide evidence of such insurance to Silicon. All such casualty insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing, Silicon shall release to the applicable Borrower insurance proceeds which shall be utilized by such Borrower for the replacement or repair of the damaged or destroyed property with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If either Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at Borrowers’ expense. Borrowers shall promptly deliver to Silicon copies of all material reports made to insurance companies.

5.3 Reports. Borrowers, at their expense, shall provide Silicon with the written reports set forth in the Schedule, and such other written reports with respect to each Borrower (including budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time reasonably request in its good faith business judgment.

5.4 Access to Collateral, Books and Records. At reasonable times, and on one Business Day’s notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy each Borrower’s books and records. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrowers’ expense and the charge therefor shall be $750 per person per day, plus reasonable out-of-pocket expenses. In the event a Borrower and Silicon schedule an audit more than 10 days in advance, and either Borrower seeks to reschedules the audit with less than 10 days written notice to Silicon, then (without limiting any of Silicon’s rights or remedies), such Borrower shall pay Silicon a cancellation fee of $1,000 plus any out-of-pocket expenses incurred by Silicon, to compensate Silicon for the anticipated costs and expenses of the cancellation. Any inspections of Collateral under this Section 5.4 shall be limited to three (3) per year unless (i) an Event of Default has occurred and is continuing or (ii) in Silicon’s reasonable business judgment conditions otherwise warrant such inspection.

5.5 Negative Covenants. Neither Borrower shall, without Silicon’s prior written consent do any of the following:

(i) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with another Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the assets or capital stock of any Person, except that (A) any Subsidiary of Parent may merge into Parent or XBC and (B) a Borrower may acquire another Person if: (v) the aggregate consideration paid for all such transactions do not in the aggregate exceed $2,000,000 in any fiscal year (provided however, that Borrowers may make a one-time acquisition valued at not more than $7,000,000 (exclusive of the $2,000,000 amount) where the consideration is not cash and Bank has reviewed, and in its sole discretion, consented to the transaction), (w) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement, (x) such Borrower is the surviving entity after any such acquisition (to the extent a Borrower was a party thereto), (y) any single transaction does not result in a material reduction of either Borrower’s cash and cash equivalents or a material increase in Parent’s consolidated monthly cash burn, and (z) such transaction would not result in a decrease of more than 25% of Parent’s Tangible Net Worth;

(ii) convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (A) of Inventory in the ordinary course of business (including Transfers of the IVIS systems); (B) of non-exclusive licenses and similar arrangements for the use of the property of either Borrower or its Subsidiaries in the ordinary course of business; (C) of exclusive licenses of Intellectual Property entered into the ordinary course of business and approved in good faith by such Borrower’s Board of Directors, so long as: (x) such licenses are limited to specific products or processes or a specific geographic area outside of the United States or Canada; (y) the duration of any such license does not exceed 5 years; and (z) such exclusive license arrangement is not tantamount to a sale of the subject Intellectual Property; (D) of worn out or obsolete Equipment, (E) Transfers permitted by this Section 5.5, (F) cross-licenses entered into in settlement of litigation or potential litigation; or (G) other Transfers which in the aggregate do not exceed $250,000 in any fiscal year;

(iii) store any Inventory or other Collateral with any warehouseman or other third party not specified in the Representations or otherwise consented to in writing by Silicon;

(iv) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis and report such transactions to Silicon as Eligible Accounts;

(v) directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments or as permitted by Section 5.5(i);

(vi) create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness;

(vii) pay any dividends (other than dividends payable solely in capital stock of either Borrower or dividends payable by XBC to Parent) or make any distribution or payment with respect to Parent’s capital stock or redeem, retire, or purchase or otherwise acquire, directly or indirectly, any of Parent’s capital stock except for (i) repurchases of stock from former employees or directors of either Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $150,000 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases or (ii) the conversion by either Borrower of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, and payments in cash for any fractional shares;

(viii) engage, directly or indirectly, in any business other than the businesses currently engaged in by Borrower or reasonably related thereto; or

(ix) dissolve or elect to dissolve.

(x) Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

5.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or relating to either Borrower, Borrowers shall, without expense to Silicon, use reasonable efforts to make available Borrowers and their officers, employees and agents and each Borrower’s books and records, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

5.7 Further Assurances. Borrowers agree, at their expense, on request by Silicon, to execute all documents and take all actions, as Silicon, may, in its good faith business judgment, deem necessary or useful in order to perfect and maintain Silicon’s perfected first-priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.

6. TERM.

6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the “Maturity Date”), subject to Section 6.3 below.

6.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrowers, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately.

6.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrowers shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Silicon’s security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrowers of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Silicon shall promptly terminate its financing statements with respect to the Borrowers and deliver to each Borrower such other documents as may be required to fully terminate Silicon’s security interests.

7. EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement, and Borrowers shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrowers or any of Borrowers’ officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or (b) Borrowers shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit and Borrowers shall not immediately repay the excess as provided in Section 1.3; or (d) Borrowers fail to perform any other nonmonetary Obligation which by its nature cannot be cured (including those in Section 5.5) or shall fail to permit Silicon to conduct an inspection or audit as specified in Section 5.4 hereof; or (e) Borrowers shall fail to perform any other nonmonetary Obligation, which failure is not cured within: (y) five Business Days after the date due with respect to the delivery of any financial statements, compliance certificate, or Borrowing Base Certificate and (z) within 10 Business Days of their due date for all other nonmonetary obligations which by their nature can be cured; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any event of default occurs under any Indebtedness in excess of $100,000, which gives the holder of the Indebtedness the right to accelerate the maturity of such Indebtedness and which is not cured within any applicable cure period or waived in writing by the holder of the Indebtedness; or (h) either Borrower breaches any material contract or obligation, which has resulted or may reasonably be expected to result in a Material Adverse Change; or (i) Dissolution, termination of existence, insolvency of either Borrower; or the acquiescence of either Borrower in the appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by either Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against a Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) Borrowers make any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (n) there shall be a Change of Control; or (o) Borrowers shall generally not pay their debts as they become due, or Borrowers shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) a Material Adverse Change shall occur. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrowers), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrowers under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrowers hereby authorize Silicon without judicial process to enter onto any of Borrowers’ premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Silicon deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any of the Collateral by court process, each Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrowers to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrowers, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrowers’ premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrowers’ premises without charge, for such time or times as Silicon deems reasonable, or on Silicon’s premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrowers of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, each Borrower irrevocably authorizes Silicon to endorse or sign such Borrower’s name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrowers and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon’s good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Offset against any sums in any of Borrowers’ general, special or other Deposit Accounts with Silicon against any or all of the Obligations; and (i) Demand and receive possession of any of Borrowers’ federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon’s rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum (the “Default Rate”).

7.3 Standards for Determining Commercial Reasonableness. Borrowers and Silicon agree that a sale or other disposition (collectively, “sale”) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrowers at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, nonspecific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier’s check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrowers any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

7.4 Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting Silicon’s other rights and remedies, each Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrowers, and at Borrowers’ expense, to do any or all of the following, in either Borrower’s name or otherwise, but Silicon agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner: (a) Execute on behalf of such Borrower any documents that Silicon may, in its good faith business judgment, deem advisable in order to perfect and maintain Silicon’s security interest in the Collateral, or in order to exercise a right of either Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) Execute on behalf of either Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien; (c) Take control in any manner of any cash or noncash items of payment or proceeds of Collateral; endorse the name of either Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon’s possession; (d) Endorse all checks and other forms of remittances received by Silicon; (e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of either Borrower’s taxes or to secure the release of any liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrowers to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (j) Take any action or pay any sum required of Borrowers pursuant to this Agreement and any other Loan Documents. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon’s rights under the foregoing power of attorney or any of Silicon’s other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrowers.

7.5 Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrowers or other persons legally entitled thereto; Borrowers shall remain liable to Silicon for any deficiency. If, Silicon, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

7.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and either Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means the obligor on an Account.

“Accounts” means all present and future “accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

“Affiliate” means, with respect to any Person, a relative, 10% shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

“Business Day” means a day on which Silicon is open for business.

“Change in Control” is a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of greater than 50% of the shares of all classes of stock then outstanding of Xenogen ordinarily entitled to vote in the election of directors.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

“Collateral” has the meaning set forth in Section 2 above.

“Contingent Obligations” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement

“continuing” and “during the continuance of” when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by Silicon or cured within any applicable cure period.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 7.2 above.

“Deferred Revenue” is all amounts received in advance of performance under a contract and not yet recognized as revenue.

“Deposit Accounts” means all present and future “deposit accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

“Eligible Accounts” means, as to each Borrower, Accounts and General Intangibles arising in the ordinary course of such Borrower’s business from the sale of goods or the rendition of services, or the nonexclusive licensing of Intellectual Property, which Silicon, in its good faith business judgment, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Silicon’s good faith business judgment, the following (the “Minimum Eligibility Requirements”) are the minimum requirements for a Account to be an Eligible Account: (i) the Account must not be outstanding for more than 90 days from its invoice date (the “Eligibility Period”), (ii) the Account must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, (iii) the Account must not be subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Account must not be owing from an Account Debtor with whom the Borrower has any dispute (whether or not relating to the particular Account) (but only the amount in dispute shall be excluded), (v) the Account must not be owing from an Affiliate of the Borrower, (vi) the Account must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Account must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon’s satisfaction, with the United States Assignment of Claims Act), (viii) the Account must not be owing from an Account Debtor located outside the United States or Canada (unless preapproved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), (ix) the Account must not be owing from an Account Debtor to whom the Borrower is or may be liable for goods purchased from such Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by that Borrower to such Account Debtor), or (x) the Account must not be owing by an R&D Party but amounts of such Account in excess of any existing R&D Deferred Revenue relating to such R&D Party shall be deemed Eligible Accounts. Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding. In addition, if more than 50% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period (without regard to unapplied credits) or are otherwise not eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its good faith business judgment, extend the Eligibility Period to 120 days for certain Accounts or otherwise revise the Minimum Eligibility Requirements, upon written notice to the Borrower.

“Equipment” means all present and future “equipment” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Event of Default” means any of the events set forth in Section 7.1 of this Agreement.

“GAAP” means generally accepted accounting principles consistently applied.

“General Intangibles” means all present and future “general intangibles” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“good faith business judgment” means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of Silicon’s business judgment.

“including” means including (but not limited to).

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Intellectual Property” is:

(a) Copyrights, Trademarks, and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

(c) All design rights which may be available to either Borrower now or later created, acquired or held;

(d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Inventory” means all present and future “inventory” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of either Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between Silicon and either Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

“Material Adverse Change” means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of the Parent and its Subsidiaries taken as a whole, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Silicon’s security interests in the Collateral.

“Obligations” means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrowers to Silicon, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, whether arising from an extension of credit, opening of a letter of credit, banker’s acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in either Borrower’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney’s fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

“Other Property” means the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims” (including without limitation any commercial tort claims identified in the Representations), “documents”, “instruments”, “promissory notes”, “chattel paper”, “letters of credit”, “letter-of-credit rights”, “fixtures”, “farm products” and “money”; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment” means all checks, wire transfers and other items of payment received by Silicon (including proceeds of Accounts and payment of the Obligations in full) for credit to Borrowers’ outstanding Loans or, if the balance of the Loans have been reduced to zero, for credit to its Deposit Accounts.

“Permitted Indebtedness” is:

(a) each Borrower’s indebtedness to Silicon under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and shown on the Schedule;

(c) Subordinated Debt;

(d) Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness secured by Permitted Liens;

(f) Indebtedness of each Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrowers (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

(g) Other Indebtedness not otherwise permitted by Section 5.5 not exceeding One Hundred Fifty Thousand Dollars ($150,000) in the aggregate outstanding at any time; and

(h) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon either Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments shown on the Representations and existing on the date hereof;

(b) Marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Silicon’s certificates of deposit issued maturing no more than 1 year after issue, and (iv) any Investments permitted by Parent’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Silicon;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of each Borrower’s business;

(d) Investments accepted in connection with Transfers permitted by Section 5.5;

(e) Investments of Subsidiaries in or to other Subsidiaries or Borrowers and Investments by Borrowers in Subsidiaries not to exceed $250,000 in the aggregate in any fiscal year;

(f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business not to exceed $250,000 in any one fiscal year or $300,000 at any one time outstanding, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of either Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Borrower’s Board of Directors;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of either Borrower in any Subsidiary;

(i) Investments pursuant to investment policy guidelines approved by either Borrower’s Board of Directors and Silicon set forth Exhibit E to the Original Agreement; and

(j) Joint ventures or strategic alliances in the ordinary course of either Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrowers does not exceed $50,000 in the aggregate in any fiscal year.

“Permitted Liens” are:

(a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the Borrower maintains adequate reserves on its Books, if they have no priority over any of Silicon’s security interests;

(c) Purchase money Liens (i) on Equipment acquired or held by either Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Licenses or sublicenses granted in the ordinary course of each Borrower’s business and any interest or title of a licensor or under any license or sublicense;

(e) Leases or subleases granted in the ordinary course of each Borrower’s business, including in connection with such Borrower’s leased premises or leased property;

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.1;

(h) Liens in favor of other financial institutions arising in connection with either Borrower’s deposit accounts held at such institutions, provided that Silicon has a perfected security interest in the amounts held in such deposit accounts;

(i) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(j) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business;

(k) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(m) additional security interests and Liens consented to in writing by Silicon, which consent may be withheld in Silicon’s good faith business judgment.

Silicon will have the right to require, as a condition to its consent under subparagraph (m) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon’s then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrowers agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

“Representations” means the written Representations and Warranties attached as Exhibit C provided by the Borrowers to Silicon upon the Threshold Event (as defined in the Original Agreement).

“R&D Collaboration” is a transaction whereby an R&D Party provides either Borrower with cash for the purpose of a research and development collaboration.

“R&D Deferred Revenue” is cash received by either Borrower from an R&D Party that due to the structure of the applicable R&D Collaboration is reflected as Deferred Revenue in such Borrower’s books.

“R&D Party” is any Person that enters into an R&D Collaboration with either Borrower.

“Reserves” means, as of any date of determination, such amounts as Silicon may from time to time establish and revise in its good faith business judgment, reducing the amount of Loans and other financial accommodations which would otherwise be available to Borrowers under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Silicon in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of either Borrower or any Guarantor, or (iii) the security interests and other rights of Silicon in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Silicon’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrowers or any Guarantor to Silicon is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Silicon determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Responsible Officer” is, as to each Borrower, each of the Chief Executive Officer, the President, the Chief Financial Officer, Vice President of Finance and the Controller of that Borrower.

“Subordinated Debt” is debt incurred by either Borrower subordinated to such Borrower’s indebtedness owed to Silicon and which is reflected in a written agreement in a manner and form acceptable to Silicon and approved by Silicon in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of each Parent and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Parent’s consolidated balance sheet, including all indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

“Trademarks” are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9. GENERAL PROVISIONS.

9.1 Interest Computation; Float Charge. In computing interest on the Obligations, all Payments received after 12:00 Noon on any day shall be deemed received on the next Business Day. In addition, Silicon shall be entitled to charge Borrower a “float” charge in an amount equal to three Business Days interest, at the interest rate applicable to the Loans, on all Payments received by Silicon (except for Payments made by wire transfer to Silicon for which Borrower shall receive credit on the date of receipt). The float charge for each month shall be payable on the last day of the month.

9.2 Application of Payments. All payments with respect to the Obligations may be applied, and in Silicon’s good faith business judgment reversed and reapplied, to the Obligations, in such order and manner as Silicon shall determine in its good faith business judgment.

9.3 Charges to Accounts. Silicon may, in its discretion, require that Borrowers pay monetary Obligations in cash to Silicon, or charge them to Borrower’s Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to either Borrower’s Deposit Accounts maintained with Silicon.

9.4 Monthly Accountings. Silicon shall provide Borrowers monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrowers notify Silicon in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

9.5 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or either Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

9.6 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

9.7 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith (including the Non-Disclosure Agreement, dated as of June 30, 2004) are the final, entire and complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

9.8 Waivers; Indemnity.

(a) The failure of Silicon at any time or times to require Borrowers to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrowers. Each Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrowers are or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement. Each Borrower, jointly and severally, hereby agrees to indemnify Silicon and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys’ fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between Silicon and either Borrower, or any other matter, relating to Borrowers or the Obligations; provided that this indemnity shall not extend to damages proximately caused by the indemnitee’s own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

(b) Suretyship Waivers. Each Borrower hereby expressly waives (i) diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting such Borrower’s liability under the Loan Documents; (ii) discharge due to any disability of any Borrower; (iii) any defenses of any Borrower to obligations under the Loan Documents not arising under the express terms of the Loan Documents or from a material breach thereof by Borrower which under applicable law has the effect of discharging any Borrower from the Obligations as to which this Agreement is sought to be enforced; (iv) the benefit of any act or omission by Borrower which directly or indirectly results in or aids the discharge of any Borrower from any of the Obligations by operation of law or otherwise; (v) except as expressly provided herein, all notices whatsoever, including, without limitation, notice of acceptance of the incurring of the Obligations; (vi) any right it may have to require Borrower to disclose to it any information that Borrower may now or hereafter acquire concerning the financial condition or any circumstances that bears on the risk of nonpayment by any other Borrower, including, without limitation, the release of such other Borrower from its Obligations hereunder; and (vii) any requirement that Borrower exhaust any right, power or remedy or proceed against any other Borrower or any other security for, or any guarantor of, or any other party liable for, any of the Obligations, or any portion thereof. Each Borrower specifically agrees that it shall not be necessary or required, and Borrowers shall not be entitled to require, that Borrower (i) file suit or proceed to assert or obtain a claim for personal judgment against any other Borrower for all or any part of the Obligations; (ii) make any effort at collection or enforcement of all or any part of the Obligations from any Borrower; (iii) foreclose against or seek to realize upon any security now or hereafter existing for all or any part of the Obligations; (iv) file suit or proceed to obtain or assert a claim for personal judgment against any Borrower or any guarantor or other party liable for all or any part of the Obligations; (v) exercise or assert any other right or remedy to which Borrower is or may be entitled in connection with the Obligations or any security or guaranty relating thereto to assert; or (vi) file any claim against assets of one Borrower before or as a condition of enforcing the liability of any other Borrower under this Agreement or the Notes. Without limiting the generality of the foregoing, each Borrower expressly waives the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848 (until such time as the Obligations are satisfied in full), 2849 (until such time as the Obligations are satisfied in full), 2850, 2899 and 1432. WITHOUT LIMITING THE FOREGOING IN ANY WAY, EACH BORROWER HEREBY IRREVOCABLY WAIVES AND RELEASES:

(A) Any and all rights it may have at any time (whether arising directly or indirectly, by operation of law, contract or otherwise) to require the marshaling of any assets of any Borrower, which right of marshaling might otherwise arise from any such payments made or obligations performed;

(B) Until such time as the obligations have been satisfied in full, any and all rights that would result in such Borrower being deemed a “creditor” under the bankruptcy code of any other Borrower or any other person, on account of payments made or obligations performed by such Borrower; and

(C) Until such time as the obligations have been satisfied in full, any claim, right or remedy which it may now have or hereafter acquire against any other Borrower that arises hereunder and/or from the performance by it hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of Bank against any other Borrower or any collateral security which Bank now have or may hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise (including without limitation under section 9.9 hereof).

9.9 No Liability for Ordinary Negligence. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrowers or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.

9.10 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon.

9.11 Time of Essence. Time is of the essence in the performance by Borrowers of each and every obligation under this Agreement.

9.12 Attorneys Fees and Costs. Borrowers shall reimburse Silicon for all reasonable attorneys’ fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys’ fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrowers; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; subject to any limitations on fees specified elsewhere herein; examine, audit, copy, and inspect any of the Collateral or any of Borrowers’ books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon’s security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. In satisfying Borrowers’ obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon’s attorneys, Buchalter, Nemer, Fields & Younger, but Borrowers acknowledge and agree that Buchalter, Nemer, Fields & Younger is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys’ fees, including (but not limited to) reasonable attorneys’ fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys’ fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of Borrowers’ Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

9.13 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrowers and Silicon; provided, however, that Borrowers may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Borrowers from its liability for the Obligations.

9.14 Intentionally Deleted.

9.15 Limitation of Actions. Any claim or cause of action by Borrowers against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrowers by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter. Each Borrower agrees that such one-year period is a reasonable and sufficient time for Borrowers to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

9.16 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrowers and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrowers under any rule of construction or otherwise.

9.17 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Borrowers shall be governed by the laws of the State of California. As a material part of the consideration to Silicon to enter into this Agreement, each Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon’s option, be litigated in courts located within California, and that the exclusive venue therefor shall be Santa Clara County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrowers may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

9.18 Mutual Waiver of Jury Trial. EACH BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING

TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWERS OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWERS, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

9.19 Effectiveness; Amended and Restated Agreement. This Agreement shall be effective automatically and without further action on the part of Borrowers and Silicon upon the occurrence of a Threshold Event, as such term is defined in that certain Amended and Restated Loan and Security Agreement, dated as of even date herewith (as the same may be amended, supplemented, modified, or amended and restated from time to time, the “Original Agreement”). Borrowers and Silicon hereby agree that, effective upon such Threshold Event, the terms and provisions of the Original Agreement shall be and hereby are amended, restated and superseded in their entirety by the terms and provisions of this Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations of Borrowers outstanding under the Original Agreement or instruments securing the same, which obligations shall remain in full force and effect, except to the extent that the terms thereof are modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any guarantor from any of its obligations or liabilities under the Original Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith. Each Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date this Agreement becomes effective all references in any such Loan Document to “the Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended and restated by this Agreement; and (ii) confirms and agrees that to the extent that the Original Agreement or any Loan Document executed in connection therewith purports to assign or pledge to Silicon or to grant to Silicon a security interest in or lien on, any collateral as security for the Obligations of Borrowers from time to time existing in respect of the Original Agreement, such pledge, assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects and shall remain effective as of the first date it became effective.

9.20 In handling any confidential information, Silicon will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Silicon’s subsidiaries or affiliates in connection with their present or prospective business relations with Borrowers, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Silicon’s examination or audit and (v) as Silicon considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Silicon’s possession when disclosed to Silicon, or becomes part of the public domain after disclosure to Silicon; or (b) is disclosed to Silicon by a third party, if Silicon does not know that the third party is prohibited from disclosing the information.

[Remainder of page left intentionally blank]

This Amended and Restated Loan and Security Agreement is executed by the parties as of the date first set forth above.

Borrower: XENOGEN CORPORATION		Silicon: SILICON VALLEY BANK

By		By
	President or Vice President	Title

By
Secretary or Ass’t Secretary

XENOGEN BIOSCIENCES CORPORATION

By
President or Vice President

By
Secretary or Ass’t Secretary

Signature Page to Amended and Restated

Loan and Security Agreement (Asset Based)

Silicon Valley Bank

Schedule to

Loan and Security Agreement

(Asset Based Facility)

Borrower:	XENOGEN CORPORATION and XENOGEN BIOSCIENCES CORPORATION

Address:	860 Atlantic Avenue	5 Cedar Brook Drive
	Alameda, California 94501	Cranbury, New Jersey 08512
Date:	August 2, 2005

This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrowers of even date.

1.	CREDIT LIMIT
	(Section 1.1):	An amount not to exceed the lesser of: (i) $13,000,000 at any one time outstanding (the “Maximum Credit Limit”); or (ii) 80% (the “Advance Rate”) of the amount of Parent’s consolidated Eligible Accounts (as defined in Section 8 above).

Silicon may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrowers, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

Cash Management
	Services and Reserves:	Borrowers may use up to $1,000,000 of Loans available hereunder for Silicon’s Cash Management Services (as defined below), including, merchant services, business credit card, ACH and other services identified in the cash management services agreement related to such service (the “Cash Management Services”). Silicon may, in its sole discretion, reserve against Loans which would otherwise be available hereunder such sums as Silicon shall determine in its good faith business judgment in connection with the Cash Management Services, and Silicon may charge to Borrowers’ Loan account, any amounts that may become due or owing to Silicon in connection with the Cash Management Services. Borrowers agree to execute and deliver to Silicon all standard form applications and agreements of Silicon in connection with the Cash Management Services, and, without limiting any of the terms of such applications and agreements, Borrowers will pay all standard fees and charges of Silicon in connection with the Cash Management Services. The Cash Management Services shall terminate on the Maturity Date.

2.	INTEREST.

	Interest Rate (Section 1.2):	A rate equal to the “Prime Rate” in effect from time to time, plus 2.50% per annum, provided that the interest rate in effect on any day shall not be less than 6.5% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. “Prime Rate” means the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

3.	FEES (Section 1.4):

	Loan Fee:	None.

Collateral Monitoring
	Fee:	$1,000, per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement) provided, however, that this fee shall be waived if no Loans were outstanding during the applicable month.

	Unused Line Fee:	On the first day of each month and on the Maturity Date, Borrowers agree to pay to Silicon, an unused line fee (the “Unused Line Fee”) equal to the one percent (1%) per annum times the amount by which (a) $13,000,000 exceeds (b) the greater of: (i) the average daily outstanding amount of Loans and (ii) $5,000,000, during the immediately preceding month or shorter period if calculated on the date this Agreement becomes effective or on the Maturity Date.

The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

4.	MATURITY DATE

	(Section 6.1):	August 2, 2007.

5.	REPORTING.

(Section 5.3): Each Borrower shall provide Silicon with the following:

1.Weekly transaction reports and schedules of collections, on Silicon’s standard form.

2.Monthly accounts receivable agings, aged by invoice date, within fifteen days after the end of each month.

3.Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within fifteen days after the end of each month.

4.Monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger, within fifteen days after the end of each month.

5.Monthly unaudited financial statements, as soon as available, and in any event within thirty days after the end of each month.

6.Monthly Compliance Certificates, within thirty days after the end of each month, in the form of Exhibit A attached hereto or such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Xenogen, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

7.Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of the Borrower within forty-five days prior to the end of each fiscal year of the Borrower. Such operating budgets must be approved by the Board of Directors.

8.Annual financial statements, as soon as available, and in any event within 120 days following the end of Borrower’s fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Silicon.

9.Monthly, within fifteen days after the end of each month, a borrowing base certificate signed by a Chief Financial Officer in the form of Exhibit B (the “Borrowing Base Certificate”) attached hereto together with a schedule of Deferred Revenue detailing all Deferred Revenue a specifying R & D Deferred Revenue.

6.	INTENTIONALLY OMITTED.

7.	ADDITIONAL PROVISIONS:

(1) Banking Relationship. Borrowers shall at all times maintain their primary banking relationship with Silicon. Without limiting the generality of the foregoing, Borrowers shall, at all times, maintain not less than 85% of its total cash and investments on deposit with Silicon or one of Silicon’s affiliates. As to any Deposit Accounts and investment investment accounts maintained with another institution, each Borrower shall cause such institution, within 30 days after the date of this Agreement, to enter into a control agreement in form acceptable to Silicon in its good faith business judgment in order to perfect Silicon’s first-priority security interest in said Deposit Accounts and investment accounts.

(2) Subordination of Inside Debt. All present and future indebtedness of Borrowers to its officers, directors and shareholders (“Inside Debt”) shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Silicon’s standard form. Each Borrower represents and warrants that there is no Inside Debt presently outstanding, except for the following: . Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Silicon a subordination agreement on Silicon’s standard form.

(3) Financial Covenant. Borrowers will maintain, at all times, a Remaining Months Liquidity Ratio of at least (i) 4.0:1.0 until October 31, 2005 and (ii) 6.0:1.0 thereafter, measured on a rolling three-month basis For purposes hereof, “Remaining Month’s Liquidity Ratio” means a ratio of (i) unrestricted cash (and equivalents) maintained at Bank or one of its Affiliates (measured at any time) plus 80% of Eligible Accounts (as measured by the most recently delivered Compliance Certificate) minus any Obligations hereunder to (ii) net income plus depreciation and amortization expenses.

Borrower:		Silicon:

XENOGEN CORPORATION a Delaware corporation		SILICON VALLEY BANK
By

By		Title
President or Vice President

By
Secretary or Ass’t Secretary

XENOGEN BIOSCIENCES CORPORATION
a Delaware corporation

By
President or Vice President

By
Secretary or Ass’t Secretary

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
FROM:	XENOGEN CORPORATION
860 Atlantic Avenue
Alameda, California 94501

The undersigned authorized officer of XENOGEN CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Silicon (the “Agreement”), (i) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned authorized officer of Borrower certifies that Borrower and each Subsidiary (i) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) does not have any legal actions pending or threatened against Borrower or any Subsidiary which Borrower has not previously notified in writing to Silicon. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No

Annual (Audited)	FYE within 120 days	Yes	No

A/R, A/P Agings, Deferred Revenue Schedule, and Borrowing Base Certificate	Monthly within 30 days	Yes	No

Financial Projections	Initial and FYE within 45 days	Yes	No

A/R Audit	Three times per year	Yes	No

Covenants	Minimum	Actual	Trigger
Remaining Month’s Liquidity Ratio	6.0:1.0	:1.00	Yes	No

Borrower only has deposit accounts located at the following institutions:                         .

Comments Regarding Exceptions: See Attached.

Sincerely,

XENOGEN CORPORATION

SIGNATURE

TITLE

EXHIBIT B

BORROWING BASE CERTIFICATE

Borrower:	Xenogen Corporation 860 Atlantic Avenue Alameda, CA 94501	Bank:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054

Commitment Amount: $13,000,000

ACCOUNTS RECEIVABLE

1.	Accounts Receivable Book Value as of $

2.	Additions (please explain on reverse) $

3.	TOTAL ACCOUNTS RECEIVABLE $

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4.	Amounts over 90 days due $

5.	Balance of 50% over 90 day accounts $

6.	Credit balances over 90 days $

7.	Concentration Limits $

8.	Foreign Accounts $

9.	Governmental Accounts $

10.	Contra Accounts $

11.	Promotion or Demo Accounts $

12.	Intercompany/Employee Accounts $

13.	Undelivered Goods or Services $

14.	Progress Payments and Advance Billings $

15.	R&D Offset $

16.	Other (please explain on reverse) $

17.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS $

18.	Eligible Accounts (#3 minus #17) $

19.	LOAN VALUE OF ACCOUNTS (80% of #18) $

BALANCES

20.	Maximum Loan Amount $

21.	Total Funds Available [Lesser of #20 or #19] $

22.	Present balance owing on Line of Credit $

23.	Outstanding under Sublimits $

RESERVE POSITION (#21 minus #22 and #23) $

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS	BANK USE ONLY

XENOGEN CORPORATION	Rec’d By
By:		Authorized Signer
Authorized Signer	Date:

Verified:
Authorized Signer

Date:

EXHIBIT C

REPRESENTATIONS AND WARRANTIES

TO:	SILICON VALLEY BANK

Commercial Finance Division

3003 Tasman Drive

Mail Sort NC491

Santa Clara, California 95054

The undersigned, Xenogen Corporation, a Delaware corporation (the “Company”) hereby represents and warrants to you that the following information is true, accurate and complete. (The Company acknowledges that your acceptance of these Representations and Warranties does not imply any commitment on your part to enter into a loan transaction with the Company, and that any such commitment may only be made by an express written loan commitment, signed by one of your authorized officers.)

1. NAMES OF THE COMPANY

A. The exact corporate name of the Company as it appears in its current Articles or Certificate of Incorporation is as follows:

B. The federal employer identification number of the Company is as follows:

C. The Company was incorporated on              under the laws of the State of              and is in good standing under those laws.

D. The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar names) currently used by the Company or used within the past six years:

Name	Period of Use

The following are the names of all corporations which have been merged into the Company during the past six years:

Name of Merged Company	Year of Merger
_______	_______

_______	_______

E. The following are the names and addresses of all entities from whom the Company has acquired any personal property in a transaction not in the ordinary course of business during the past six years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name	Street and Mailing Address	Date of Acquisition	Type of Property
_______	_______	_______	_______

_______	_______	_______	_______

_______	_______	_______	_______

2. NAMES OF SUBSIDIARIES/PARENT OF THE COMPANY.

A. The exact corporate name of each subsidiary and parent of the Company is as follows. (A “parent” is a company owning more than 50% of the outstanding capital stock of the Company.)

Name	Subsidiary/Parent	Fed. Employer ID No.
_______	Sub ☐ Parent ☐	_______

_______	Sub ☐ Parent ☐	_______

_______	Sub ☐ Parent ☐	_______

B. The following is a list of the jurisdiction and date of incorporation of each subsidiary of the Company:

Name	Jurisdiction	Date of Incorporation
_______	_______	_______

_______	_______	_______

_______	_______	_______

C. The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar names) used by each subsidiary of the Company during the past six years:

Name	Subsidiary
_______	_______

_______	_______

_______	_______

D. The following are the names of all corporations which have been merged into a subsidiary of the Company during the six years:

Name	Subsidiary
_______	_______

_______	_______

_______	_______

E. The following are the names and addresses of all entities from whom each subsidiary of the Company has acquired any personal property in a transaction not in the ordinary course of business during the past six years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name	Mailing Address	Date of Acquisition	Type of Property	Subsidiary
_______	_______	_______	_______	_______

_______	_______	_______	_______	_______

_______	_______	_______	_______	_______

3. LOCATIONS OF COMPANY AND ITS SUBSIDIARIES.

A. The chief executive offices of the Company and its subsidiaries are presently located at the following addresses:

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

B. During the past six years, the Company’s chief executive office and the chief executive offices of its subsidiaries have been located at the following additional addresses:

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

C. The following are all the locations in the United States where the Company and its subsidiaries maintain any books or records relating to any of their accounts receivable:

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

D. The following are all of the locations in the United States where the Company and its subsidiaries maintain any equipment, fixtures, inventory or other property:

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

E. The following are all the locations in the United States where the Company and its subsidiaries own, lease, or occupy any real property:

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

_______	Company ☐ OR Name of Sub

The following are the names and addresses of all warehousemen or bailees who have possession of any of the Company’s inventory or any of the inventory of its subsidiaries:

Name	Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
_______	_______	Company ☐ OR Name of Sub

_______	_______	Company ☐ OR Name of Sub

_______	_______	Company ☐ OR Name of Sub

_______	_______	Company ☐ OR Name of Sub

4. SPECIAL TYPES OF COLLATERAL

The Company and its subsidiaries own the following kinds of assets. (If the answer is “Yes” to any of the following questions, attach a schedule describing each such asset owned by the Company or its subsidiaries and identifying which party owns the asset.)

Copyrights or copyright applications registered with the U.S. Copyright Office	Yes	☐	No	☐
Software registered with the U.S. Copyright Office	Yes	☐	No	☐
Software not registered with the U.S. Copyright Office	Yes	☐	No	☐
Patents and patent applications	Yes	☐	No	☐
Trademarks or trademark applications (including any service marks, collective marks and certification marks)	Yes	☐	No	☐
Licenses to use trademarks, patents and copyrights of others	Yes	☐	No	☐
Franchise, marketing agreements or similar agreements:	Yes	☐	No	☐
Stocks, Bonds or other securities:	Yes	☐	No	☐
Promissory notes, or other instruments or evidence of indebtedness:	Yes	☐	No	☐
Leases of equipment, security agreements naming such person as secured party, or other chattel paper:	Yes	☐	No	☐
Aircraft:	Yes	☐	No	☐
Vessels, Boats or Ships:	Yes	☐	No	☐
Railroad Rolling Stock	Yes	☐	No	☐
Motor Vehicles	Yes	☐	No	☐

A. The following are all governmental permits and licenses held by the Company and its subsidiaries:

Description of License			Company/Subsidiary
_______			Company ☐ OR Name of Sub

_______	_______	_______	Company ☐ OR Name of Sub

_______	_______	_______	Company ☐ OR Name of Sub

5. OFFICERS OF THE COMPANY AND ITS SUBSIDIARIES

The following are the names and titles of the officers of the Company and its Subsidiaries.

82

Office/Title	Name of Officer	Company/Subsidiary
_________	_________	Company ☐ OR Name of Sub

_________	_________	Company ☐ OR Name of Sub

_________	_________	Company ☐ OR Name of Sub

_________	_________	Company ☐ OR Name of Sub

_________	_________	Company ☐ OR Name of Sub

_________	_________	Company ☐ OR Name of Sub

6. LEGAL COUNSEL.

The following firm will represent the Company in connection with the loan documents:

Attorney	Law Firm	Telephone	Fax	Email
_________	_________	_________	_________	_________

The undersigned undertakes to advise you of any change or modification to any of the foregoing information. Until such notice is received by you, you shall be entitled to rely upon all of the foregoing and presume it is correct and accurate in all respects.

Date: , 200	XENOGEN CORPORATION

By:
Its:
Email:

Continuation Page—Additional Information

EXHIBIT E

INVESTMENT POLICY

Xenogen Corporation

Amended Investment Guidelines1

I.	Purpose

These investment guidelines have been adopted by the Board of Directors of Xenogen Corporation in order to establish policy and guidelines for investing surplus corporate cash, with the goal of capital preservation and liquidity. All investments must be made in compliance with these guidelines, the Investment Company Act of 1940 (the “1940 Act”) and the non-exclusive safe harbor for research and development companies set forth in rule 3a-8 of the 1940 Act.

“Surplus cash” is cash not required for short-term debt repayment, working capital, capital investment, or other outstanding near-term financial obligations.

Objectives

The key objectives of the company investment policy are the preservation of capital and maintenance of appropriate short-term liquidity.

More specifically:

A.	Preserve capital;

B.	Maintain sufficient liquidity to meet forecasted cash needs;

C.	Maintain diversified portfolio of investments in order to minimize the concentration risks;

D.	Maximize yield on investments within the parameters set forth below;

E.	Establish fiduciary control of cash and investments.

II.	Liquidity Guidelines

Excess cash is invested with liquidity in mind, and without any loss of principal.

Daily liquidity is essential; restrictions on liquidity are:

1.	Twice the amount of the monthly burn must be available each business day with no loss of principal.

[1]	Guidelines originally adopted by the Board on July 22, 2003; Amended and Restated Guidelines adopted by the Audit Committee on October 21, 2004

2.	The remainders of the funds are to be invested, consistent with anticipated cash needs, in securities with maturities no longer than 24 months. The weighted-average-maturity cannot exceed 12-months. Repositioning of these securities before their maturity, generating small gains or losses, is permitted for managing liquidity requirements only. Any loss from such repositioning can only be incurred if the gain in the previous three months fully offsets this loss.

III.	Investment Restrictions

Investments shall be made in the context of the following investment guidelines.

A.	Investment Portfolio

1.	No more than 10 percent of the company’s total assets may consist of investments other than Capital Preservation Investments (defined below).

B.	Capital Preservation Investments

1.	Direct obligations of the U.S. Treasury, including bills, notes, and bonds.

2.	Obligations issued or guaranteed by agencies or instrumentalities of the U.S. government.

3.	Municipal securities (taxable and tax-exempt, when appropriate), including variable rate demand notes and auction rate municipals.

4.	Bank obligations, including certificates of deposit, bank notes, and bankers acceptances.

5.	Corporate obligations, including commercial paper, corporate notes, medium-term notes and corporate bonds.

6.	Repurchase agreements collateralized at a minimum of 102% with U.S. Treasury securities or other securities rated “AAA” or equivalent that would be permitted by this policy.

7.	Money market funds over $1 billion in assets (must be AAA-rated), with an historically constant dollar net asset value, consisting of acceptable securities as stated above are appropriate for investing, as long as the fund’s manager has been in business over five years, has name recognition, and has performance that is easily tracked.

8.	U.S. dollar-denominated international corporate debt of all types is acceptable as long as the issuer meets credit rating and marketability guidelines.

9.	Derivative instruments are ineligible as investments. This would cover all investments where the value is based on an underlying variable causing the coupon and/or the maturity value to be unknown for the life of the security.

C.	Credit Quality

1.	In all categories described above, the emphasis will be on securities of high credit quality.

2.	Investments which bear a short-term credit rating must be explicitly rated by two of the three following rating services: A1 by Standard & Poor’s, P1 by Moody’s and/or F-1 by Fitch (no split-rated paper permitted).

3.	Investments which bear a long-term credit rating must be explicitly rated by two of the following rating services: A by Standard & Poor’s, A2 by Moody’s and/or A by Fitch.

4.	Investments which bear an AAA-rating may only be rated by one of the three rating agencies.

IV.	Maturities

The maximum maturity of individual securities in the portfolio may not exceed Twenty-four (24) months.

The dollar-weighted-average maturity of the portfolio may not exceed twelve (12) months.

For securities which have put dates, reset dates or auction dates, the put date, reset date or auction date will be used, instead of the final maturity date, for maturity guideline purposes.

V.	Concentration Limits/Restrictions

There is no limit to the percentage of the portfolio which may be maintained in securities issued by the U.S. Treasury or by its agencies and instrumentalities.

No one issuer or group of issuers from the same holding company is to exceed 10% of the portfolio or $1.0 million, whichever is greater of the portfolio at time of purchase, with the exception of Government securities.

AND, no more than 10% of the total issue size outstanding at time of purchase.

Any investment in common stocks, preferred stocks, options (put or calls), commodities, foreign securities, futures or mutual funds whose underlying securities are not considered Capital Preservation Investments must comply with Part III.A of this policy.

VI.	Investment Performance

The company shall review the performance of the selected investment-banking group on quarterly basis. The investment banks will issue separate quarterly investment performance analysis using time-weighted measures.

The net income derived from investments for the last four fiscal quarters combined may not exceed twice the amount of the company’s research and development expenses for the same period.

Expenses for investment advisory and management activities, investment research and custody for the last four fiscal quarters combined may not exceed five percent of the company’s total expenses for the same period.

VII.	Marketability

All securities are to be purchased through investment banking and brokerage firms of high quality and reputation, with a history of making markets for the securities in which we invest. In the unlikely event that securities must be sold before their maturity, the securities must be easily re-marketed. To accomplish this, the securities must be conventional “products” with strong name recognition.

VIII.	Trading Guidelines

Normal investing practice is to reinvest the funds on the day a security matures, to minimize lost interest. A daily transaction log is to be maintained and available for review at any time. All trading firms must generate a hard copy document for each transaction which is mailed to us on a timely basis, and then matched to the transaction log. Quarterly summaries of our investment holdings and cash usage are to be made available for Board review.

IX.	Communication

The investment manager will contact the Chief Financial Officer immediately upon the occurrence of any of the following events:

A.	An issuer is placed on “CreditWatch” with Negative Implications” and/or on “Negative Outlook” whereby any whereby any potential action could result in a credit rating cut;

B.	A decline in the issuer’s credit rating below the minimum credit quality standards stated in this Investment Policy.

C.	Research and development expenses for the last four fiscal quarters combined are no longer a substantial percentage of the company’s total expenses for the same period.

D.	The company is not in compliance with any of these guidelines.

X.	Safekeeping

Assets/investment securities are to be held in segregated bank account; they cannot be co-mingled. Assets/investment securities can be held by the investment manager as long as the manager’s minimum long-term rating is A2 by Moody’s and A by S&P.

XI.	Fiduciary Discretion

The Chief Financial Officer or other individual appointed by the Board and his/her authorized employees are responsible for securing and managing investments and cash for operations. These individuals have full discretion to invest any excess capital subject to strict adherence to these guidelines. These guidelines and the performance of the investments are to be reviewed periodically with the Board of Directors and only then can guideline revisions be made.

By:	Title:

CORPORATE BORROWING RESOLUTION

Borrower:	XENOGEN CORPORATION 860 Atlantic Avenue Alameda, California 94501	Bank:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054-1191

I, the Secretary or Assistant Secretary of Xenogen Corporation (“Borrower”), CERTIFY that Borrower is a corporation existing under the laws of the State of Delaware.

I certify that at a meeting of Borrower’s Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

NAMES	POSITIONS	ACTUAL SIGNATURES
_________________________	_________________________	_________________________

_________________________	_________________________	_________________________

_________________________	_________________________	_________________________

_________________________	_________________________	_________________________

may act for Borrower and:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

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Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower’s officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X
*Secretary or Assistant Secretary

X

*	NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

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CORPORATE BORROWING RESOLUTION

Borrower:	XENOGEN BIOSCIENCES CORPORATION 860 Atlantic Avenue Alameda, California 94501	Bank:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054-1191

I, the Secretary or Assistant Secretary of Xenogen Biosciences Corporation (“Borrower”), CERTIFY that Borrower is a corporation existing under the laws of the State of Delaware.

I certify that at a meeting of Borrower’s Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

NAMES	POSITIONS	ACTUAL SIGNATURES
_________________________	_________________________	_________________________

_________________________	_________________________	_________________________

_________________________	_________________________	_________________________

_________________________	_________________________	_________________________

may act for Borrower and:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

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Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower’s officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X
*Secretary or Assistant Secretary

X

*	NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

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